UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PS Business Parks, Inc.
(Exact name of registrant as specified in its charter)

California	95-4300881

(State of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2397

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Depositary Shares Each Representing 1/1,000 of a Share of 6.875% Cumulative Preferred Stock, Series R, par value $.01 per share	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-160104 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of class)

ITEM 1. Description of Registrant’s Securities to be Registered
ITEM 2. Exhibits
SIGNATURE
Exhibit Index
EX-99.1
EX-99.2

ITEM 1.	Description of Registrant’s Securities to be Registered.
     A description of the Depositary Shares Each Representing 1/1,000 of a Share of 6.875% Cumulative Preferred Stock, Series R, par value $.01 per share, of PS Business Parks, Inc. is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-10 of the prospectus supplement dated October 7, 2010 to the prospectus dated July 17, 2009 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-160104), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by reference.

ITEM 2.	Exhibits.
     The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission:
     1. Form of Deposit Agreement, dated as of October 7, 2010, among PS Business Parks, Inc., American Stock Transfer & Trust Company, LLC, as depositary, and the holders of the depositary receipts issued thereunder.
     2. Certificate of Determination for the 6.875% Cumulative Preferred Stock, Series R.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PS BUSINESS PARKS, INC.

By:	/s/ Stephanie G. Heim
Name:	Stephanie G. Heim
Title:	Vice President

Date: October 12, 2010

Exhibit Index

Exhibit No.	Description
1.	Form of Deposit Agreement dated as of October 7, 2010 among PS Business Parks, Inc., American Stock Transfer & Trust Company, LLC, as depositary, and the holders of the depositary receipts issued thereunder.

2.	Certificate of Determination for the 6.875% Cumulative Preferred Stock, Series R.